                                                                    Exhibit 10.5



                   THIRD AMENDMENT AND MODIFICATION AGREEMENT


     THIRD AMENDMENT AND MODIFICATION AGREEMENT dated as of September 14, 1998 (this "Amendment") by and among HADCO CORPORATION, a Massachusetts corporation (the "Borrower"); the direct and indirect subsidiaries of the Borrower listed on the signature pages hereto (collectively, the "Guarantors"); BANKBOSTON, N.A., AS AGENT (the "Agent") and BANKBOSTON, N.A., individually, and the other lending institutions (collectively, the "Banks") listed on SCHEDULE 1 to the Amended and Restated Revolving Credit Agreement dated as of December 8, 1997 (as amended and in effect from time to time, the "Credit Agreement") among the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement, as amended hereby.

     WHEREAS, the Borrower has requested that the Agent and the Banks amend certain provisions of the Credit Agreement; and

     WHEREAS, upon the terms and subject to the conditions contained herein, the Agent and the Banks are willing to amend such provisions of the Credit Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement, the other Loan Documents and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     ss.1. AMENDMENT OF ss.1.1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended by:


                    (a) inserting the following new definitions in the order required by alphabetical order:

          "ACCOUNTS RECEIVABLE. All rights of the Borrower or any of the Guarantors to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of the Guarantors to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles."

          "AGENCY ACCOUNT AGREEMENTS. See ss.8.17.1."

          "APPLICABLE BASE RATE USAGE FEE MARGIN. For any fiscal quarter or portion thereof, one-half of one percent (0.50%) per annum; PROVIDED, HOWEVER, that in the event that the ratio of Consolidated Funded Debt (calculated as of the last day of such fiscal quarter or portion thereof) to EBITDA (calculated for the four fiscal quarters ending on the last day of such fiscal quarter or portion thereof and, in connection with any Permitted Acquisition of a Target pursuant to ss.9.5.2(b), including, if and to the extent approved in writing by the Majority Banks, EBITDA of such Target on a PRO FORMA basis) meets the requirements set forth in the chart below, the Applicable Base Rate Usage Fee Margin shall, commencing with (but not before) the date (the "Base Rate Usage Fee Margin Adjustment Commencement Date") which is ten (10) days after the date on which the Borrower delivers to the Banks the financial statements referred to in ss.8.4(a) or (b) for such fiscal quarter or portion thereof and ending with the date (the "Base Rate Usage Fee Margin Adjustment Termination Date") which is nine (9) days after the next date on which the Borrower delivers to each of the Banks the financial statements referred to in ss.8.4(a) or
     (b), be the percentage set forth opposite the applicable ratio of Consolidated Funded Debt to EBITDA in the table below; PROVIDED, HOWEVER, that in connection with any Permitted Acquisition pursuant to ss.9.5.2(b), the next Base Rate Usage Fee Margin Adjustment Termination Date shall be deemed to be one day prior to the Permitted Acquisition Funding Date for such Permitted Acquisition, and the next Base Rate Usage Fee Margin Adjustment Commencement Date (with the Applicable Base Rate Usage Fee Margin to be based upon the ratio contained in the Permitted Acquisition Ratio Compliance Certificate for such Permitted Acquisition) shall be the Permitted Acquisition Funding Date for such Permitted Acquisition:


     Ratio of Consolidated Funded                            Applicable Base
            Debt to EBITDA                                Rate Usage Fee Margin
            --------------                                ---------------------

     Greater than or equal to 3.5:1.0                             0.50%
     Greater than or equal to 3.0:1.0                             0.25%
     but less than 3.5:1.0
     Less than 3.0:1.0                                            0.0%

     If any financial statements referred to above are not delivered within the time periods specified in ss.8.4(a) or, as the case may be, ss.8.4(b), then, until such financial statements are delivered, the Applicable Base Rate Usage Fee Margin as at the end of the fiscal period that would have been covered thereby shall, for the purposes of this definition, be deemed to be

     0.50%. In addition, at all times while a Default or Event of Default shall have occurred and be continuing, the Applicable Base Rate Usage Fee Margin shall, for the purposes of this definition, be deemed to be 0.50%."

                    (b) amending the definition of "Applicable Commitment Fee Percentage" by inserting, immediately after the text "to EBITDA (calculated for the four fiscal quarters ending on the last day of such fiscal quarter or portion thereof" and immediately before the text ") meets the requirements set forth in the chart below," the text: "and, in connection with any Permitted Acquisition of a Target pursuant to ss.9.5.2(b), including, if and to the extent approved in writing by the Majority Banks, EBITDA of such Target on a PRO FORMA basis".

                    (c) amending the definition of "Applicable Eurodollar Rate Margin" by inserting, immediately after the text "to EBITDA (calculated for the four fiscal quarters ending on the last day of such fiscal quarter or portion thereof" and immediately before the text ") meets the requirements set forth in the chart below," the text: "and, in connection with any Permitted Acquisition of a Target pursuant to ss.9.5.2(b), including, if and to the extent approved in writing by the Majority Banks, EBITDA of such Target on a PRO FORMA basis".

                    (d) inserting the following new definition in the order required by alphabetical order:

          "APPLICABLE EURODOLLAR RATE USAGE FEE MARGIN. For any fiscal quarter or portion thereof, three-quarters of one percent (0.75%) per annum; PROVIDED, HOWEVER, that in the event that the ratio of Consolidated Funded Debt (calculated as of the last day of such fiscal quarter or portion thereof) to EBITDA (calculated for the four fiscal quarters ending on the last day of such fiscal quarter or portion thereof and, in connection with any Permitted Acquisition of a Target pursuant to ss.9.5.2(b), including, if and to the extent approved in writing by the Majority Banks, EBITDA of such Target on a PRO FORMA basis) meets the requirements set forth in the chart below, the Applicable Eurodollar Rate Usage Fee Margin shall, commencing with (but not before) the date (the "Eurodollar Rate Usage Fee Margin Adjustment Commencement Date") which is ten (10) days after the date on which the Borrower delivers to the Banks the financial statements referred to in ss.8.4(a) or (b) for such fiscal quarter or portion thereof and ending with the date (the "Eurodollar Rate Usage Fee Margin Adjustment Termination Date") which is nine (9) days after the next date on which the Borrower delivers to each of the Banks the financial statements referred to in ss.8.4(a) or (b), be the percentage set forth opposite the applicable ratio of Consolidated Funded Debt to EBITDA in the table below; PROVIDED, HOWEVER, that in connection with any Permitted Acquisition pursuant to ss.9.5.2(b), the next Eurodollar Rate Usage Fee Margin Adjustment Termination Date shall be deemed to be one day prior to the Permitted Acquisition Funding Date for such Permitted Acquisition, and the next Eurodollar Rate Usage Fee Margin Adjustment Commencement Date (with the Applicable Eurodollar Rate Usage Fee Margin to be based upon the ratio contained in the Permitted Acquisition Ratio Compliance Certificate for such Permitted Acquisition) shall be the Permitted Acquisition Funding Date for such Permitted
     Acquisition:


     Ratio of Consolidated Funded                         Applicable Eurodollar
            Debt to EBITDA                                Rate Usage Fee Margin
            --------------                                ---------------------

     Greater than or equal to 2.0:1.0                            0.750%
     Less than 2.0:1.0                                           0.625%

     If any financial statements referred to above are not delivered within the time periods specified in ss.8.4(a) or, as the case may be, ss.8.4(b), then, until such financial statements are delivered, the Applicable Eurodollar Rate Usage Fee Margin as at the end of the fiscal period that would have been covered thereby shall, for the purposes of this definition, be deemed to be 0.75%. In addition, at all times while a Default or Event of Default shall have occurred and be continuing, the Applicable Eurodollar Rate Usage Fee Margin shall, for the purposes of this definition, be deemed to be 0.75%."

                    (e) deleting the definition of "Balance Sheet Date" in its entirety and substituting in lieu thereof the following definition:

          "BALANCE SHEET DATE. October 25, 1997."

                    (f) inserting, in the order required by alphabetical order, the following new definitions:

          "BKB CONCENTRATION ACCOUNT. See ss.8.17.1. "

          "BORROWER STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement dated or to be dated on or prior to the Third Amendment Effective Date between the Borrower and the Agent and in form and substance satisfactory to the Agent and the Banks."

          "BORROWING BASE. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report, commercial finance and collateral audit reports delivered by the Borrower to the Agent pursuant to ss.2.10, the most recent appraisal of the Eligible Fixed Assets delivered to the Banks and the Agent pursuant to ss.8.4(f) and other information obtained by or provided to the Agent, as adjusted pursuant to the provisions below, which is equal to the sum of:

          (a) 85% of Eligible Accounts Receivable for which invoices have been issued and are payable; PLUS

          (b) 70% of Eligible Foreign Accounts Receivable for which invoices have been issued and are payable; PLUS

          (c) 40% of the net book value (determined on a first-in first-out basis at the lower of cost or market) of Eligible Inventory; PLUS

          (d) a percentage to be determined from time to time by the Agent in its sole discretion (but not to exceed, in any event, 40%) of the net book value (determined on a first-in, first-out basis at the lower of cost or market) of Eligible Foreign Inventory; PLUS

          (e) 45% of the Determined Value of Eligible Fixed Assets; MINUS

          (f) Reserves; MINUS

          (g) The aggregate amount of the outstanding obligations of the Borrower in respect of the "UDC ERA" and the UDC REDPP" obligations referenced on SCHEDULE 9.1.

     The Agent may, in its commercially reasonable discretion (except with respect to modification of the lending formula with respect to Eligible Foreign Inventory, which modification shall be in the Agent's sole discretion and for the benefit of the Banks), from time to time, upon fifteen (15) days' prior notice to the Borrower, (x) reduce the lending formula with respect to Eligible Accounts Receivable or Eligible Foreign Accounts Receivable to the extent that the Agent determines that: (i) the dilution with respect to the Accounts Receivable for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (ii) the general creditworthiness of account debtors or other obligors of the Borrower or any Guarantor has materially declined or (y) reduce the lending formula(s) with respect to Eligible Inventory, Eligible Foreign Inventory or, as the case may be, Eligible Fixed Assets, to the extent that the Agent determines that: (i) the number of days of the turnover of the inventory of the Borrower or any Guarantor for any period has changed in any material adverse respect, (ii) the liquidation value of the Eligible Fixed Assets or, as the case may be, the Eligible Inventory or Eligible Foreign Inventory, or any category thereof, has materially decreased, or (iii) the nature and quality of the inventory of the Borrower or any Guarantor or, as the case may be, of the assets comprised in Eligible Fixed Assets, has deteriorated in any material respect or the mix of such inventory has changed materially. In determining whether to reduce the lending formula(s), the Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts Receivable, Eligible Foreign Accounts Receivable, Eligible Inventory,

     Eligible Foreign Inventory or Eligible Fixed Assets or in establishing the Reserves."

          "BORROWING BASE REPORT. A Borrowing Base Report signed by the treasurer or chief financial officer of the Borrower and in substantially the form of EXHIBIT F hereto."

          (g) deleting the definition of CCIR International in its entirety and substituting in lieu thereof the following new definition:

               "CCIR INTERNATIONAL. Continental Circuits International, Inc., a Barbados corporation."

          (h) deleting the comma (",") immediately before the word "Corp. " in the definition of "CCIR of California" and in the definition of "CCIR of Texas."

          (i) inserting the following new definitions in the order required by alphabetical order:

          "COLLATERAL. All of the property, rights and interests of the Borrower and the Guarantors that are or are intended to be subject to the security interests and mortgages created by the Security Documents."

          "DETERMINED VALUE. At the relevant time of reference thereto, the lesser of (i) the net book value of Eligible Fixed Assets, determined in accordance with generally accepted accounting principles, and (ii) the appraised value of such assets on an orderly liquidation basis determined by the most recent appraisal thereof conducted pursuant to ss.8.4(f); PROVIDED that, until the first appraisal has been completed pursuant to ss.8.4(f), the Determined Value of Eligible Fixed Assets shall be the net book value of such assets as of the Third Amendment Effective Date, determined in accordance with generally accepted accounting principles. To the extent that any Eligible Fixed Asset is encumbered by a lien or encumbrance which is a Permitted Lien not securing the Obligations, the amount of the Indebtedness secured by such lien or encumbrance shall be deducted from the value determined in accordance with the immediately preceding sentence of this definition of the term "Determined Value"."

          "DYNAFLEX. A corporation (i) to be named Dynaflex, Inc. or a name of reasonably similar description and (ii) to be incorporated under the laws of the State of Delaware in connection with the Restructuring Transaction as a wholly owned Subsidiary of Hadco Santa Clara."

          "ELIGIBLE ACCOUNTS RECEIVABLE. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (i) that the Borrower reasonably and in good faith determines to be collectible and not in dispute; (ii) that are with account debtors or other obligors that (A) are not Affiliates of the Borrower, (B) are not the United States government or any agency or instrumentality thereof unless the Borrower shall have complied, upon the Agent's request therefor, with all requirements and procedures of the federal Assignment of Claims Act to the satisfaction of the Agent, (C) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (D) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (E) are, in the Agent's reasonable judgment, creditworthy; (iii) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (iv) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (v) in which the Agent, for the benefit of the Banks and the Agent, has a valid and perfected first priority security interest; (vi) that are not outstanding for more than ninety (90) days past the earlier to occur of (A) the date of the respective invoices therefor and (B) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services; (vii) that are not due from an account debtor or other obligor located in Minnesota or any other jurisdiction in which a failure to receive a certificate of authority to do business is not subject to subsequent cure unless the Borrower or the applicable Guarantor (A) has received a certificate of authority to do business and is in good standing in such state or (B) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (viii) that are not due from any single account debtor or other obligor if more than fifteen percent (15%) of the aggregate amount of all Accounts Receivable owing from such account debtor or other obligor would otherwise not be Eligible Accounts Receivable; (ix) that are payable in Dollars; (x) that are not payable from an office outside of the United States; and (xi) that are not secured by a letter of credit unless the Agent has a prior, perfected security interest in such letter of credit. General criteria for Eligible Accounts Receivable may be established and revised for the benefit of the Banks from time to time by the Agent in the exercise of its commercially reasonable discretion."

          "ELIGIBLE FIXED ASSETS. Those fixed assets (excluding all leaseholds) owned by the Borrower or any of the Guarantors at the relevant time of reference thereto, which are properly insured in accordance with the provisions of ss.8.7, (a) which are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents or, in the case of fixed assets consisting of Real Estate, Permitted Liens, and (b) in which the Agent, for the benefit of itself and the Banks, has a properly perfected first priority security interest or mortgage lien; PROVIDED, HOWEVER, that for the period from the Third Amendment Effective Date through and including October 26, 1998, Real Estate which would otherwise constitute Eligible Fixed Assets shall be considered to be Eligible Fixed Assets even if the Agent does not have a properly perfected first priority mortgage lien thereon; and PROVIDED FURTHER that equipment located at the Borrower's facility in Owego, New York and subject to the lease arrangements described on SCHEDULE 9.1 as "UDC ERA" and "UDC REDPP", which would otherwise be considered Eligible Fixed Assets, shall be considered Eligible Fixed Assets notwithstanding the interest of the Tioga County Industrial Development Agency therein pursuant to such lease arrangements. General criteria for Eligible Fixed Assets may be established and revised for the benefit of the Banks from time to time by the Agent in the exercise of its commercially reasonable discretion."

          "ELIGIBLE FOREIGN ACCOUNTS RECEIVABLE. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks, withholding taxes or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (i) that the Borrower reasonably and in good faith determines to be collectible and not in dispute; (ii) that are with account debtors or other obligors that
     (A) are not Affiliates of the Borrower, (B) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (C) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (D) are, in the Agent's reasonable judgment, creditworthy; (iii) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (iv) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (v) in which the Agent, for the benefit of the Banks and the Agent, has a valid and perfected first priority security interest; (vi) that are not outstanding for more than ninety (90) days past the earlier to occur of (A) the date of the respective invoices therefor and (B) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services; (vii) that are not due from any single account debtor or other obligor if more than fifteen percent (15%) of the aggregate amount of all Accounts Receivable owing from such account debtor or other obligor would otherwise not be Eligible Foreign Accounts Receivable; (viii) that are payable in Dollars by a Subsidiary of a corporation or other entity incorporated or organized under the laws of a state of the United

     States of America or of the District of Columbia. General criteria for Eligible Foreign Accounts Receivable may be established and revised for the benefit of the Banks from time to time by the Agent in the exercise of its commercially reasonable discretion."

          "ELIGIBLE FOREIGN INVENTORY. With respect to the Borrower or any of the Guarantors, work in progress and raw materials inventory owned by the Borrower or such Guarantor in an aggregate amount (based on the net book value thereof determined on a first-in, first-out basis at the lower of cost or market) not to exceed forty percent (40%) of the net book value (determined on a first-in, first-out basis at the lower of cost or market) of all work in progress and raw materials inventory owned by the Borrower and the Guarantors, whether domestic or foreign; PROVIDED that Eligible Foreign Inventory shall not include any inventory (i) held on consignment, or not otherwise owned by the Borrower or such Guarantor, or of a type no longer sold by the Borrower or such Guarantor, (ii) which has been returned by a customer or is damaged or subject to any legal encumbrance other than Permitted Liens, (iii) which is not in the possession of the Borrower or such Guarantor unless the Agent has received a waiver, consent or other documentation deemed necessary or appropriate by the Agent from the party in possession of such inventory in form and substance satisfactory to the Agent, (iv) which is held by the Borrower or such Guarantor on property leased by the Borrower or such Guarantor, unless the Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Agent, (v) as to which any or all actions deemed necessary or appropriate by the Agent in its sole discretion (after consultation, at the Borrower's expense, with such legal counsel, whether foreign or U.S. based, as the Agent may deem necessary or appropriate) in order properly to create and perfect the Agent's security interest therein, and to ensure the Agent's first priority interest therein and the Agent's ability to enforce such security interest, for the benefit of the Banks and the Agent, have not been taken, (vi) which has been shipped to a customer of the Borrower or such Guarantor regardless of whether such shipment is on a consignment basis, (vii) which is not located in the United States of America, or (viii) which the Agent reasonably deems to be obsolete or not marketable. General criteria for Eligible Foreign Inventory may be established and revised for the benefit of the Banks from time to time by the Agent in the exercise of its commercially reasonable discretion."

          "ELIGIBLE INVENTORY. With respect to the Borrower or any of the Guarantors, work in progress and raw materials inventory owned by the Borrower or such Guarantor; PROVIDED that Eligible Inventory shall not include any inventory (i) held on consignment (unless the Borrower or such Guarantor shall have taken all steps deemed necessary or appropriate by the Agent in its sole discretion to ensure the Agent's first priority perfected security interest in such inventory, including, without limitation, the filing in the jurisdictions in which such inventory is to be located of UCC-1 financing statements by the Agent as secured party and the Borrower or such Guarantor as debtor and of consignment financing statements pursuant to ss.ss.9-114 and 2-326 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts or any other applicable jurisdiction showing the Borrower or such Guarantor as consignor and the consignee of such consignment inventory as consignee, the prior written notification of any secured creditors of such consignees (with such notice to be in form and substance satisfactory to the Agent and in compliance with ss.ss.9-114 and 2-326 of the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts or any other applicable jurisdiction), and such other actions or documents as the Agent may request), or not otherwise owned by the Borrower or such Guarantor, or of a type no longer sold by the Borrower or such Guarantor, (ii) which has been returned by a customer or is damaged or subject to any legal encumbrance other than Permitted Liens, (iii) which is not in the possession of the Borrower or such Guarantor unless the Agent has received a waiver, consent or other documentation deemed necessary or appropriate by the Agent from the party in possession of such inventory in form and substance satisfactory to the Agent, (iv) which is held by the Borrower or such Guarantor on property leased by the Borrower or such Guarantor, unless the Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Agent, understanding, however, that the Agent may, in its sole discretion, excuse such a waiver for inventory held at the leased facility located at 4 Hampshire Drive, Hudson, New Hampshire, (v) as to which appropriate Uniform Commercial Code financing statements showing the Borrower or such Guarantor as debtor and the Agent, for the benefit of the Banks and the Agent, as secured party have not been filed in the proper filing office or offices in order to perfect the Agent's security interest therein, (vi) which has been shipped to a customer of the Borrower or such Guarantor regardless of whether such shipment is on a consignment basis, (vii) which is not located within the United States of America, or (viii) which the Agent reasonably deems to be obsolete or not marketable. General criteria for Eligible Inventory may be established and revised for the benefit of the Banks from time to time by the Agent in the exercise of its commercially reasonable (except as otherwise set forth in clause (i) above) discretion."

          "FIXED CHARGE COVERAGE RATIO. For any four consecutive fiscal quarters of the Borrower, the ratio of (a)(i) EBITDA for such period, MINUS (ii) Capital Expenditures made by the Borrower or any of its Subsidiaries during such period, but excluding, for each period of four consecutive fiscal quarters ending on or before the end of the Borrower's third fiscal quarter, 1999, $30,000,000 of Capital Expenditures made or to be made with respect to Continental Circuits' inner layer facility located in Phoenix, Arizona and its quick turn facility located in Austin,

     Texas, MINUS (iii) cash taxes paid by the Borrower or any of its Subsidiaries during such period to (b)(i) principal payments on Indebtedness made by the Borrower or any of its Subsidiaries during such period PLUS (ii) Consolidated Total Interest Expense of the Borrower and its Subsidiaries."

          (j) deleting the definition of "Guarantor" in its entirety and substituting in lieu thereof the following new definition:

          "GUARANTORS. (i) Hadco Santa Clara; Hadco Phoenix, CCIR of Texas, until the consummation of the Restructuring Transaction, CCIR of California, and immediately following the Restructuring Transaction, Dynaflex; and (ii) any other direct or indirect Subsidiary of the Borrower (other than Hadco FSC, New Zycon, Hadco Scotland, Hadco Ireland, Hadco Malaysia, Hadco Singapore, New Continental or CCIR International)."

          (k) inserting the following new definitions in the order required by alphabetical order:

          "HADCO IRELAND. A wholly owned Subsidiary of the Borrower to be incorporated under the laws of Ireland."

          "HADCO PHOENIX STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement dated or to be dated on or prior to the Third Amendment Effective Date between Hadco Phoenix and the Agent and in form and substance satisfactory to the Agent and the Banks."

          "HADCO SANTA CLARA STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement dated or to be dated on or prior to the Third Amendment Effective Date between Hadco Santa Clara and the Agent and in form in substance satisfactory to the Agent and the Banks. "

          "HADCO SCOTLAND. Hadco Scotland Limited, a Scottish limited company and wholly owned Subsidiary of the Borrower."

          "HADCO SINGAPORE. A wholly owned Subsidiary of the Borrower or one of the Borrower's Subsidiaries to be incorporated under the laws of Singapore."

          "INTERIM CONCENTRATION ACCOUNTS. See ss.8.17.1."

          (l) deleting the definition of "Loan Documents" in its entirety and substituting in lieu thereof the following new definition:

          "LOAN DOCUMENTS. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Documents, the Agent's Side Letter, the Third Amendment Side Letter, the Post-Closing

     Letter, any interest rate protection agreements entered into with any of the Banks in connection herewith and any other documents, instruments and agreements executed from time to time in connection therewith."

          (m) inserting the following new definitions in the order required by alphabetical order:

          "MORTGAGED PROPERTY. Any Real Estate which is subject to any Mortgage."

          "MORTGAGES. The several mortgages and/or deeds of trust, dated or to be dated on, prior to or after the Third Amendment Effective Date, from any of the Borrower and the Guarantors to the Agent with respect to the fee and leasehold interests of the Borrower and the Guarantors in the Real Estate and in form and substance satisfactory to the Banks and the Agent."

          "OPERATING ACCOUNT. The Borrower's Account No. 525-67832 with BKB."

          "RESERVES. As determined by the Agent, such amounts as the Agent may from time to time establish and revise in the exercise of its commercially reasonable discretion (a) to reflect events, conditions, contingencies or risks which do or may (i) adversely affect in any material respect either
     (A) any Collateral, the rights of the Agent or any of the Banks in any Collateral or its value or (B) the security interest and other rights of the Agent or any of the Banks in the Collateral (including the enforceability, perfection and priority thereof) or (ii) adversely affect in any material respect the assets (other than any Collateral) or business or financial condition of the Borrower or any of its Subsidiaries or (b) to reflect the belief of the Agent that any Borrowing Base Report or other collateral report or financial information furnished by or on behalf of the Borrower to the Agent or any of the Banks is or may have been incomplete, inaccurate or misleading in any material respect."

          "RESTRUCTURING TRANSACTION. The restructuring transaction pursuant to which (a) Dynaflex is to be incorporated, (b) those assets of CCIR of California pertaining to CCIR of California's "Dynaflex" operations are to be transferred to Dynaflex, (c) Dynaflex is to become a wholly owned Subsidiary of Hadco Santa Clara and (d) CCIR of California is to be merged into the Borrower."

          "SECURITY AGREEMENT. The Security Agreement, dated or to be dated on or prior to the Third Amendment Effective Date, among the Borrower, the Guarantors and the Agent and in form and substance satisfactory to the Banks and the Agent."

          "SECURITY DOCUMENTS. The Guaranties, the Security Agreement, the Mortgages, the Stock Pledge Agreements, the Agency Account Agreements, and all other instruments and documents, including without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Documents."

          (n) deleting the definition of "Stock Pledge Agreement" in its entirety and substituting in lieu thereof the following new definition:

          "STOCK PLEDGE AGREEMENTS. The Borrower Stock Pledge Agreement, the Hadco Santa Clara Stock Pledge Agreement and the Hadco Phoenix Stock Pledge Agreement."

          (o) amending the definition of "Swing Line Settlement Date" by deleting from the end of clause (d) thereof the text "of the Total Commitment," and substituting in lieu thereof the text "of the lesser of the Total Commitment and the Borrowing Base,".

          (p) inserting the following new definitions in the order required by alphabetical order:

          "THIRD AMENDMENT. The Third Amendment and Modification Agreement dated as of September 14, 1998 among the Borrower, the Guarantors, the Agent and the Banks."

          "THIRD AMENDMENT EFFECTIVE DATE. The "Effective Date", as defined in the Third Amendment."

          "THIRD AMENDMENT SIDE LETTER AGREEMENT. The letter agreement dated as of the Third Amendment Effective Date between the Agent and the Borrower with respect to the payment of fees and other conditions agreed upon by the Agent and the Borrower."

     ss.2. AMENDMENT OF ss.2.1 OF THE CREDIT AGREEMENT. Section 2.1 of the Credit Agreement is hereby amended by deleting the text "PROVIDED that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment;" and substituting in lieu thereof the following text: "PROVIDED that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (i) the Total Commitment and (ii) the Borrowing Base;".

     ss.3. AMENDMENT OF ss.2.9.1(a) OF THE CREDIT AGREEMENT. Section 2.9.1(a) of the Credit Agreement is hereby amended by deleting the text "exceed the Total Commitment," at the end of clause (i) of the proviso thereof and substituting in lieu thereof the text "exceed the lesser of the Total Commitment and the Borrowing Base".

     ss.4. ADDITION OF ss.ss.2.10 AND 2.11 OF THE CREDIT AGREEMENT. The Credit Agreement is hereby amended by inserting, immediately after ss.2.9.3 of the Credit Agreement and immediately before ss.3 of the Credit Agreement, the following new ss.ss.2.10 and 2.11:

          "2.10. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to ss.8.4(h)) by the Agent by reference to the Borrowing Base Report, commercial finance and collateral audit reports delivered to the Banks and the Agent pursuant to ss.8.9.3, and the appraisals of Eligible Fixed Assets delivered to the Banks and the Agent pursuant to ss.8.4(f) and other information obtained by or provided to the Agent. The Agent shall give to the Borrower and the Banks written notice (which notice may be given by facsimile) of any change in the Borrowing Base determined by the Agent. In the case of a reduction in the lending formula with respect to Eligible Accounts Receivable or Eligible Inventory, such notice shall be effective 15 days after its receipt by the Borrower, and in the case of any change in the general criteria for Eligible Accounts Receivable or Eligible Inventory, such notice shall be effective 15 days after its receipt by the Borrower. In the case of a change in the Borrowing Base resulting from a change in the Determined Value of Eligible Fixed Assets based upon the results of any such appraisal or reappraisal, such notice shall be effective 30 days after its receipt by the Borrower. Prior to the time that such notice becomes effective, the Borrowing Base shall be computed as it would have been computed in the absence of such notice.

          2.11. REPAYMENTS OF LOANS AFTER EVENT OF DEFAULT. Following the occurrence and during the continuance of a Default or an Event of Default of which the account officers of the Agent active on the Borrower's account have knowledge, all funds transferred to the BKB Concentration Account or to the Operating Account and for which the Borrower has received credits may, in the Agent's sole discretion, be applied to the Obligations in accordance with ss.13.4. "

     ss.5. AMENDMENT OF ss.3.2 OF THE CREDIT AGREEMENT. Section 3.2 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following text:

          "If at any time the sum of the outstanding amount of the Loans (including Swing Line Loans), the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of (i) the Total Commitment and (ii) the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks and, if applicable, the Swing Line Lender."

     ss.6. AMENDMENT OF ss.4.1.1 OF THE CREDIT AGREEMENT. Section 4.1.1 of the Credit Agreement is hereby amended by deleting the proviso at the end of the first sentence thereof and substituting in lieu thereof the following text:

     "PROVIDED, HOWEVER, that, after giving effect to such request (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $15,000,000 at any time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Loans outstanding (after giving effect to all amounts requested) shall not exceed the lesser of (x) the Total Commitment and (y) the Borrowing Base."

     ss.7. AMENDMENT OF ss.5.1 OF THE CREDIT AGREEMENT. Section 5.1 of the Credit Agreement is hereby amended by:


          (a) inserting, immediately after the text "(the "Agent's Side Letter")" and immediately before the text "in accordance with the terms and conditions thereof.", the following text: "and in the Third Amendment Side Letter Agreement."

          (b) inserting, at the end thereof, the following text:

          "The Borrower further agrees to pay to the Agent for the PRO RATA account of each Bank in accordance with such Bank's Commitment Percentage a usage fee calculated (a) at the rate per annum equal to the Applicable Eurodollar Rate Usage Fee Margin on the sum of the average daily amount, during each calendar quarter or portion thereof, commencing with the Third Amendment Effective Date, of the Maximum Drawing Amount PLUS all Unpaid Reimbursement Obligations PLUS the outstanding amount of all Eurodollar Rate Loans PLUS the outstanding amount of all Swing Line Loans which are Fixed Rate Loans and (b) at a rate per annum equal to the Applicable Base Rate Usage Fee Margin on the sum of the average daily amount, during each calendar quarter or portion thereof, commencing with the Third Amendment Effective Date, of the outstanding amount of all Base Rate Loans PLUS the outstanding amount of all Swing Line Loans which are not Fixed Rate Loans. Such usage fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof commencing on the first such date following the Third Amendment Effective Date."

     ss.8. AMENDMENT OF ss.6 OF THE CREDIT AGREEMENT. Section 6 of the Credit Agreement is hereby deleted in its entirety and the following new ss.6 is hereby inserted in lieu thereof:

          "ss.6. COLLATERAL SECURITY AND GUARANTIES.

     ss.6.1. SECURITY OF BORROWER. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in substantially all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

     ss.6.2. GUARANTIES AND SECURITY OF GUARANTORS. The Obligations shall also be guaranteed by each Guarantor pursuant to the terms of its Guaranty. The Obligations of the Guarantors under the Guaranties shall in turn be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in substantially all of the assets of each such Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Guarantor is a party."

     ss.9. AMENDMENT OF ss.7.3 OF THE CREDIT AGREEMENT. Section 7.3 of the Credit Agreement is hereby deleted in its entirety, and the following new ss.7.3 is hereby substituted in lieu thereof:

          "7.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 7.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, as at the Balance Sheet Date, or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens. Without limiting the foregoing, the Borrower and the Guarantors own all of the trademarks, copyrights, patents and other intellectual property rights reflected in such consolidated balance sheet, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances other than licenses thereof to third parties for fair market value."

     ss.10. AMENDMENT OF ss.7.5 OF THE CREDIT AGREEMENT. Section 7.5 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following text:

          "7.5. NO MATERIAL CHANGES, ETC. Except as set forth on SCHEDULE 7.5 hereto and in the press release of the Borrower dated August 19, 1998 and distributed to the Agent and the Banks on the Third Amendment Effective Date, since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries, as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, for the year then ended, or the consolidated statements of income for the fiscal year of the Borrower then ended, other than changes in the ordinary course of business that have not had any materially adverse effect, either individually or in the aggregate, on the business or financial condition of the Borrower and its Subsidiaries, considered as a whole."

     ss.11. AMENDMENT OF ss.7.6 OF THE CREDIT AGREEMENT. Section 7.6 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

     "Attached hereto as SCHEDULE 7.6 is a true, correct and complete list of all patents, patent applications, federally registered copyrights, trademarks, trademark applications, trade names and other intellectual property owned by any of the Transaction Parties as of the Third Amendment Effective Date."

     ss.12. AMENDMENT OF ss.7.17 OF THE CREDIT AGREEMENT. Section 7.17 of the Credit Agreement is hereby amended by inserting, immediately before the period (".") at the end thereof, the text "or as a condition to the recording of any Mortgage".

     ss.13. AMENDMENT OF ss.7.18 OF THE CREDIT AGREEMENT. Section 7.18 of the Credit Agreement is hereby deleted in its entirety and the following new ss.7.18 is hereby substituted in lieu thereof:

          "7.18. SUBSIDIARIES, ETC. Hadco Santa Clara, New Zycon, Hadco FSC, Hadco Scotland, Hadco Phoenix, New Continental and, following the incorporation thereof, Hadco Ireland are or, as the case may be, will be the only direct Subsidiaries of the Borrower, and the Borrower owns or, in the case of Hadco Ireland, will, following the incorporation thereof, own one hundred percent (100%) of the capital stock of each such entity. (As of the Effective Date, it is not known whether Hadco Singapore, following the incorporation thereof, will be a direct or indirect subsidiary of the Borrower). Hadco Malaysia and (following the consummation of the Restructuring Transaction) Dynaflex are the only Subsidiaries of Hadco Santa Clara, and Hadco Santa Clara owns or (with respect to Dynaflex, following the consummation of the Restructuring Transaction) will own one hundred percent (100%) of the capital stock of each such entity. CCIR of Texas, CCIR International and (until the consummation of the Restructuring Transaction) CCIR of California are the only Subsidiaries of Hadco Phoenix, and Hadco Phoenix owns one hundred percent (100%) of the capital stock of CCIR of Texas and CCIR International and will own, until the consummation of the Restructuring Transaction, one hundred percent (100%) of the capital stock of CCIR of California. None of New Zycon, New Continental, Hadco FSC, Hadco Scotland, CCIR of California, CCIR of Texas, Hadco Malaysia or CCIR International has any Subsidiaries, and following the incorporation thereof, none of Dynaflex, Hadco Ireland or Hadco Singapore will have any Subsidiaries. Except as set forth on SCHEDULE 7.18 hereto, none of the Transaction Parties is engaged in any joint venture or partnership with any other Person."

     ss.14. ADDITION OF ss.ss.7.21 AND 7.22 TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended by inserting, immediately after ss.7.20 of the Credit Agreement and immediately before ss.8 of the Credit Agreement, the following new ss.ss.7.21 and 7.22:

          "7.21. PERFECTION OF SECURITY INTERESTS, ETC. Except for those items set forth on SCHEDULE 7.21 hereto (and only for the time periods permitted by SCHEDULE 7.21), all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses except for the rights of holders of Permitted Liens. The Borrower or one of the Guarantors is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens."

          "7.22. BANK ACCOUNTS. SCHEDULE 7.22 sets forth the account numbers and location of all Interim Concentration Accounts and other bank accounts of the Borrower or any of the other Transaction Parties."

     ss.15. AMENDMENT OF ss.8.4 TO THE CREDIT AGREEMENT. Section 8.4 of the Credit Agreement is hereby amended by:

          (a) inserting, at the end of subsection (e) thereof, immediately before the semicolon (";"), the text "and contemporaneously with the delivery of the financial statements referred to in subsections (a) and (b) of this ss.8.4, projections, satisfactory in form and substance to the Agent, for the four consecutive fiscal quarters of the Borrower immediately following the quarter(s) for which such financial statements are to be delivered";

          (b) deleting the word "and" at the end of subsection (e) thereof;

          (c) inserting new subsection (f), (g) and (h) immediately after subsection (e) and immediately before existing subsection (f) thereof, with the following text:

          "(f) as soon as practicable, but in any event not later than forty-five (45) days after request by the Agent made after determining in its discretion that an appraisal or reappraisal of the value of Eligible Fixed Assets of the Borrower or any Guarantor is necessary to insure the accuracy of the Borrowing Base, an appraisal or reappraisal, as the case may be, of the value of such Eligible Fixed Assets, which appraisal or reappraisal shall be conducted at the expense of the Borrower or such Guarantor by an appraiser selected by the Agent in form and substance satisfactory to the Agent;

          (g) within fifteen (15) days after the end of each fiscal month, an Accounts Receivable aging report satisfactory in form and substance to the Agent;

          (h) within fifteen (15) days after the end of each fiscal month or at such earlier time as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agent; and".

          (d) deleting the letter reference "(f)" at the beginning of existing subsection (f) and substituting in lieu thereof the letter "(i)".

     ss.16. ADDITION OF ss.ss.8.5.4 AND 8.5.5 TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended by inserting, immediately after ss.8.5.3 and immediately before ss.8.6 of the Credit Agreement, new ss.ss.8.5.4 and 8.5.5 with the following text:

          "8.5.4. NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject."


          "8.5.5. NOTIFICATION OF ADDITIONAL INTELLECTUAL PROPERTY RIGHTS. Promptly upon acquisition, creation or, as the case may be, application for registration or registration of any thereof or upon approval by the intellectual property committee of the Borrower to file an application or registration thereof, the Borrower will notify the Agent in writing of any patents, patent applications, patent application disclosures filed with any patent office or which the intellectual property committee of the Borrower has approved for filing as a patent application, registered copyrights or mask works, applications for registration of copyrights or mask works, trademark and service mark registrations, trademark and service mark registration applications, trademarks, service marks and trade names for which the intellectual property committee of the Borrower has approved filing trademark registration applications, and unregistered mask works all of the foregoing whether a foreign or United States right and whether owned by the Borrower or any of the other Transaction Parties, to the extent not listed on SCHEDULE 7.6. The Borrowers will promptly notify the Agent in writing of its abandonment of any of the foregoing."

     ss.17. AMENDMENT OF ss.8.7 OF THE CREDIT AGREEMENT. Section 8.7 of the Credit Agreement is hereby amended by deleting the period (".") at the end thereof and substituting in lieu thereof the following text: "and of the Security Agreement. The Borrower will, and will cause each of the Guarantors to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages."

     ss.18. ADDITION OF ss.ss.8.9.3, 8.9.4 AND 8.9.5 TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended by inserting, immediately after ss.8.9.2 of the Credit Agreement and immediately before ss.8.10 of the Credit Agreement, the following new ss.ss.8.9.3, 8.9.4 and 8.9.5:

          "ss.8.9.3. COLLATERAL REPORTS. No more frequently than four times during each calendar year, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrower will obtain and deliver to the Agent, or, if the Agent so elects, will cooperate with the Agent in the Agent's obtaining, a report of an independent collateral auditor satisfactory to the Agent (which may be affiliated with one of the Banks) with respect to the Accounts Receivable and inventory components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower or the applicable Guarantor) and inventory (including verification as to the value, location and respective types). All such collateral value reports shall be conducted and made at the expense of the Borrower.

          ss.8.9.4. APPRAISALS. No more frequently than once each calendar year, or more frequently if required by the Agent to evaluate the value of Eligible Fixed Assets if an Event of Default shall have occurred and be continuing or if required by any statute, rule, regulation, or governmental authority or internal policy of the Agent, the Borrower will, upon the request of the Agent, obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating
     (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by the Borrower or any of the other Transaction Parties and (ii) the then current business value of each of the Borrower and the other Transaction Parties. All such appraisals shall be conducted and made at the expense of the Borrower.

          ss.8.9.5. ENVIRONMENTAL ASSESSMENTS. Upon the occurrence and during the continuance of any Event of Default, the Agent may in its discretion and shall, if required by any statute, rule, regulation, governmental authority or internal policy of the Agent, from time to time, for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm
     (i) whether any Hazardous Substances are present in the soil or water at such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower."

     ss.19. ADDITION OF ss.ss.8.16, 8.17, 8.18 AND 8.19 TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended by inserting, immediately after ss.8.15 of the Credit Agreement and immediately before ss.9 of the Credit Agreement, the following new ss.ss.8.16, 8.17, 8.18 and 8.19:

          "ss.8.16. FISCAL YEAR. The Borrower will maintain October 25, 1997 as the end of its 1997 fiscal year and the end of its fourth fiscal quarter, 1997, and will cause each of its fiscal quarters ending thereafter to end precisely thirteen (13) calendar weeks following the date on which the preceding fiscal quarter of the Borrower ended."

          "ss.8.17. BANK ACCOUNTS.

               ss.8.17.1. GENERAL. The Borrower agrees, upon the request of the Agent, to establish a depository account (the "BKB Concentration Account") under the control of the Agent for the benefit of the Banks and the Agent, in the name of the Borrower and the other Transaction Parties. The Borrower agrees to cause all account debtors and other obligors of the Borrower or any of the other Transaction Parties, to remit all cash proceeds of Accounts Receivable to (i) concentration depository or other accounts ("Interim Concentration Accounts") with financial institutions which have entered into agency account agreements and, if applicable, lock box agreements with the Agent (collectively, the "Agency Account Agreements") with respect to such accounts, with each such agreement to be in form and substance satisfactory to the Agent, or (ii) the BKB Concentration Account or the Operating Account. On or prior to the Third Amendment Effective Date or by such other date for the obtaining of Agency Account Agreements as may be specified in SCHEDULE 8.19, the Borrower (a) will deliver to the Agent fully executed Agency Account Agreements with respect to the Interim Concentration Accounts pursuant to which the Borrower or one of the Transaction Parties shall direct all depository institutions with Interim Concentration Accounts, upon notice from the Agent (which notice the Agent hereby agrees shall only be given following the occurrence and during the continuance of a Default or Event of Default), to cause all funds of the Borrower and the other Transaction Parties held in such Interim Concentration Accounts to be transferred daily to, and only to, the BKB Concentration Account, (b) will at all times ensure that immediately upon the Borrower's or any of the other Transaction Parties' receipt of any funds constituting cash proceeds of any Collateral, all such amounts shall have been deposited in an Interim Concentration Account, the Operating Account or the BKB Concentration Account, and (c) acknowledges and agrees that following the occurrence and during the continuance of an Event of Default, neither the Borrower nor any of the other Transaction Parties shall have any right to withdraw or otherwise have access to funds in the BKB Concentration Account or the Operating Account unless otherwise permitted pursuant to ss.2.11.

               ss.8.17.2. ACKNOWLEDGMENT OF APPLICATION. The Borrower hereby agrees that following the occurrence and during the continuance of a Default or an Event of Default all amounts received by the Agent in the BKB Concentration Account and the Operating Account will be the sole and exclusive property of the Agent, for the accounts of the Banks and the Agent, to be applied, in accordance with ss.2.11."

          "8.18. ADDITIONAL MORTGAGED PROPERTY. At any time following the Third Amendment Effective Date, upon written request of the Agent, the Borrower shall, and shall cause any of the other Transaction Parties to, forthwith (but in any event within 45 days following any such request therefor) deliver to the Agent for the benefit of the Banks a fully executed mortgage or deed of trust over any Real Estate owned or leased but not mortgaged to the Agent on the Third Amendment Effective Date or as required pursuant to
     SCHEDULE 8.19, each in form and substance satisfactory to the Agent, together with such title insurance policies, surveys, evidences of insurance with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such Real Estate as the Agent may reasonably request. If, after the Third Amendment Effective Date, the Borrower or any of the other Transaction Parties acquires or leases additional Real Estate, the Borrower shall, or shall cause such other Transaction Party to, promptly notify the Agent in writing thereof and in each case to the extent requested by the Agent, forthwith (but in any event within 45 days following any such request therefor) deliver to the Agent for the benefit of the Banks a fully executed mortgage or deed of trust over such Real Estate, in form and substance satisfactory to the Agent, together with such title insurance policies, surveys, evidences of insurance with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as the Agent may reasonably request. The Borrower further agrees that, following the taking of such actions with respect to such Real Estate, the Agent shall have, for the benefit of the Banks, a valid and enforceable first priority mortgage or deed of trust over such Real Estate, free and clear of all defects and encumbrances except for Permitted Liens."

          "ss.8.19. THIRD AMENDMENT POST-CLOSING REQUIREMENTS. The Transaction Parties shall complete, or shall cause the completion of, all of the conditions, actions and items set forth on SCHEDULE 8.19 on or before the respective due dates therefor set forth on SCHEDULE 8.19. Such conditions, actions and items shall not be deemed waived by virtue of the fact that they are not completed on the Third Amendment Effective Date."

     ss.20. AMENDMENT OF ss.9.1 OF THE CREDIT AGREEMENT. Section 9.1 of the Credit Agreement is hereby amended by:

          (a) deleting the dollar amount "$50,000,000" from each of subsections
     (f) and (g) thereof and substituting in lieu thereof the dollar amount "$30,000,000";

          (b) deleting the dollar amount "$55,000,000" in clause (iii) of subsection (i) thereof and substituting in lieu thereof the dollar amount "$65,000,000";

          (c) deleting the word "and" immediately before clause (iv) of subsection (i) thereof;

          (d) inserting, immediately before the semicolon (";") at the end of clause (iv) of subsection (i) thereof, the following text:

          "(v) CCIR International to the Borrower in an aggregate amount not to exceed $2,000,000; and (vi) Hadco Scotland, Hadco Singapore and/or Hadco Ireland to the Borrower in an aggregate amount for all such entities not to exceed $5,000,000".

     ss.21. AMENDMENT OF ss.9.2 OF THE CREDIT AGREEMENT. Section 9.2 of the Credit Agreement is hereby amended by:

          (a) deleting, from the introductory paragraph thereof, immediately before clause (v) thereof the text "or");

          (b) inserting, in the introductory paragraph thereof, immediately after clause (v) thereof and immediately before the proviso set forth therein, the following new clause (vi):

               "(vi) enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits the Borrower or any of the other Transaction Parties from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest other than in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents and other than customary anti-assignment provisions in leases and licensing agreements entered into by the Borrower or such other Transaction Party in the ordinary course of its business, provisions restricting Hadco Malaysia to the extent contained in the credit facility with Bank Bumiputra Malaysia Berhad permitted by ss.9.1 and the Indenture;

          (c) inserting the text "other than Mortgaged Properties" in subsection (d) thereof immediately after the text "liens on properties";

          (d) inserting the text "other than Mortgaged Properties" in subsection (e) thereof immediately after the text "and other like liens on properties";

          (e) inserting the text "other than Mortgaged Properties" in subsection (f) thereof immediately after the text "encumbrances on Real Estate";

          (f) inserting the following text immediately before the semicolon (";") at the end of subsection (f) thereof: "and encumbrances on Mortgaged Properties to the extent agreed upon by the Agent and set forth as exceptions in the title policies delivered by the Borrower or any Guarantor to the Agent with respect to such Mortgaged Properties and in compliance with the terms and conditions of this Credit Agreement";

          (g) inserting the text "other than Mortgaged Properties" in subsection (h) thereof immediately after the text "mortgages on real or personal property".

     ss.22. AMENDMENT OF ss.9.3(f) OF THE CREDIT AGREEMENT. Section 9.3(f) of the Credit Agreement is hereby deleted in its entirety, and the following new subsection (f) is hereby substituted in lieu thereof:

          "(f) Investments consisting of (i) (A) the Guaranties or (B) Guaranties issued by the Guarantors of the Borrower's obligations under the Subordinated Notes, and (ii) Investments by the Borrower in (A) any of the Guarantors, (B) Hadco FSC in an aggregate amount not to exceed $2,000,000, (C) New Zycon or New Continental in an aggregate amount not to exceed $50,000, (D) CCIR International in an aggregate amount not to exceed

$2,000,000, and (E) Hadco Ireland, Hadco Singapore and Hadco Scotland in an aggregate amount for all such entities not to exceed $5,000,000;"

     ss.23. AMENDMENT OF ss.9.5 OF THE CREDIT AGREEMENT. Section 9.5 of the Credit Agreement is hereby amended by:

          (a) deleting from ss.9.5.2(a) thereof the text "the Borrower may make one or more asset or stock acquisitions in an amount not to exceed $25,000,000 in any individual case or $50,000,000 in the aggregate" and substituting in lieu thereof the following text: "the Borrower may make one or more asset or stock acquisitions in an amount not to exceed $30,000,000 in the aggregate".

          (b) deleting from the beginning of ss.9.5.2(b) thereof the text "subject to the requirements of this ss.9.5.2(b), the Borrower may effect asset or stock acquisitions in addition to those otherwise permitted by this ss.9.5.2 to the extent that" and substituting in lieu thereof the following text: "subject to the requirements of this ss.9.5.2(b), the Borrower may, if and to the extent approved in advance by the Majority Banks in writing, effect asset or stock acquisitions in addition to those otherwise permitted by this ss.9.5.2 to the extent that".

          (c) deleting from ss.9.5.2(b) thereof the text "and PROVIDED FURTHER that, contemporaneously with the closing of such Permitted Acquisition, any newly acquired Subsidiary shall, pursuant to documentation in form and substance satisfactory to the Agent and the Agent's Special Counsel, become a party to and Guarantor under, and be bound by all of the terms and conditions of, a Guaranty in the form of EXHIBIT E hereto and shall provide to the Agent, in addition to such Guaranty, such evidence of corporate authorization, legal opinions and other documentation as the Agent may request." and substituting in lieu thereof the following text:

          "and PROVIDED FURTHER that, contemporaneously with the closing of such Permitted Acquisition, the Borrower shall (i) take such action as may be necessary or advisable in the opinion of the Agent to pledge or cause to be pledged to the Agent, for the benefit of the Banks and the Agent, on a perfected, first-priority basis all of the capital stock or other equity interests of such Subsidiary pursuant to a pledge agreement in form and substance satisfactory to the Agent, which such pledge agreement shall be a Stock Pledge Agreement and a Security Document hereunder, (ii) cause such Subsidiary to guaranty all of the Obligations hereunder pursuant to a Guaranty in the form of EXHIBIT E, which Guaranty shall be a Guaranty and Security Document hereunder,
          (iii) cause such Subsidiary to take all steps as may be necessary or advisable in the opinion of the Agent to grant to the Agent, for the benefit of the Banks and the Agent, a first priority, perfected security interest in substantially all of its assets as collateral security for such guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance satisfactory to the Agent, each of which documents shall be Security Documents hereunder; and (iv) deliver to the Agent all such evidence of corporate authorization, legal opinions (including local counsel opinions where applicable), and other documentation as the Agent may request."


     ss.24. AMENDMENT OF ss.9.10 OF THE CREDIT AGREEMENT. Section 9.10 of the Credit Agreement is hereby amended by deleting the section heading and inserting "9.10 AGREEMENTS WITH RESPECT TO CERTAIN SUBSIDIARIES OF THE BORROWER," and by inserting the following sentence at the end of ss.9.10:

          "Neither the Borrower nor any of the other Transaction Parties shall
          (a) without limiting the Indebtedness and Investment limitations set forth in ss.ss.9.1(i), 9.3(f) and 9.3(g), transfer assets to Hadco Scotland, Hadco Ireland, Hadco Singapore (following the incorporation thereof) or Hadco Malaysia in an aggregate amount exceeding, for all such entities, $2,000,000 or (b) permit Hadco Scotland, Hadco Ireland, Hadco Singapore (following the incorporation thereof) or Hadco Malaysia at any one time to own, hold or have an interest in, property or assets, whether tangible or intangible and including cash and cash equivalents, in excess of those reasonably required for the conduct of each such entity's business operations in the ordinary course."

     ss.25. ADDITION OF ss.ss.9.12 AND 9.13 TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended by inserting, immediately after ss.9.11 of the Credit Agreement and immediately before ss.10 of the Credit Agreement, the following new ss.ss.9.12 and 9.13:

               "9.12. BANK ACCOUNTS. The Borrower will not, and will not permit any of the other Transaction Parties to, (i) establish any bank accounts other than those Interim Concentration Accounts and other accounts, all listed on SCHEDULE 7.22, without the Agent's prior written consent, (ii) violate directly or indirectly any Agency Account Agreement or other bank agency or lock box agreement in favor of the Agent for the benefit of the Banks and the Agent with respect to such account, (iii) deposit into any of the payroll accounts listed on SCHEDULE 7.22 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts, (iv) at any time deposit or maintain in the accounts designated on SCHEDULE 7.22 as "Imprest" accounts an aggregate amount for all such accounts in excess of $100,000, (v) at any time maintain in any accounts opened by or on behalf of Hadco Malaysia, Hadco Singapore, Hadco Ireland, Hadco FSC or Hadco

          Scotland and listed on SCHEDULE 7.22 an aggregate amount for all such accounts in excess of $700,000, (vi) at any time deposit or maintain in Account No. 00015321 with State Street Bank & Trust Company, designated on SCHEDULE 7.22 as "TC East Freight" an aggregate amount in excess of $20,000, (vii) deposit or maintain in any of the accounts listed on SCHEDULE 7.22 and designated as "Dependent Care", "Santa Clara Voluntary Disability Plan-Contributions" or "Santa Clara Voluntary Disability Plan-Distributions" any amounts in excess of amounts necessary for the Borrower or such Transaction Party to meet its state or federally mandated obligations with respect to dependent care tax credits or, as the case may be, disability plans, or (viii) at any time deposit or maintain in any of the accounts designated on
          SCHEDULE 7.22 as "Rabbi Trust-Money Market" and "Rabbi Trust-Disbursements" any amounts in excess of those to be distributed to employees of Hadco Santa Clara in connection with the Zycon Employee Distribution upon the vesting of their interests therein (with the aggregate of such amounts to be distributed being less than $2,000,000 as of the Third Amendment Effective Date). Upon request of the Agent, the Borrower shall, within ten (10) business days following any request therefor, document for the Agent the flow of funds to and from the accounts referenced in (iv) and (v) hereof."

               "9.13. CREATION OF SUBSIDIARIES. None of the Transaction Parties shall create any Subsidiary (not existing on the Third Amendment Effective Date and other than Subsidiaries disclosed in ss.7.18 hereof) unless (a) one hundred percent (100%) of the capital stock or other equity interests of such Subsidiary are owned by a Guarantor or the Borrower, (b) prior to the formation of such Subsidiary, the Borrower shall notify the Agent and the Banks thereof in writing, and
          (c) contemporaneously with the formation of such Subsidiary, the Borrower shall, or shall cause such other Transaction Party to, (i) take all steps as may be necessary or advisable in the opinion of the Agent to pledge to the Agent, for the benefit of the Banks and the Agent, on a perfected, first-priority basis, all of the capital stock or other equity interests of such Subsidiary (except that 65% (or such larger percentage as may be permitted without creating material adverse tax consequences for the Borrower under the Code) of the capital stock of Hadco Singapore, Hadco Ireland, Hadco Scotland, Hadco FSC, CCIR International and Hadco Malaysia shall be pledged) pursuant to a pledge agreement in form and substance satisfactory to the Agent, which such pledge agreement shall be a Stock Pledge Agreement and a Security Document hereunder, (ii) cause any such Subsidiary which is or is to become a Guarantor to guaranty all of the Obligations hereunder pursuant to a guaranty in the form of EXHIBIT E hereto, which such guaranty shall be a Guaranty and a Security Document hereunder, (iii) cause any such Subsidiary which is or is to become a Guarantor to take all steps as may be necessary or advisable in the opinion of the Agent to grant to the Agent, for the benefit of the Banks and the Agent, a first priority, perfected security interest in substantially all of its assets as collateral security for such guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance satisfactory to the Agent, each of which documents shall be Security Documents hereunder, and (iv) deliver to the Agent all such evidence of corporate or other authorization, legal opinions (including local counsel opinions where applicable) and other documentation as the Agent may request."

     ss.26. AMENDMENT OF ss.10.1 OF THE CREDIT AGREEMENT. Section 10.1 of the Credit Agreement is hereby deleted in its entirety, and the following new ss.10.1 is hereby substituted in lieu thereof:

          "10.1. FUNDED DEBT TO EBITDA. The Borrower will not, as at the end of any fiscal quarter of the Borrower set forth in the table below, permit the ratio of (a) Consolidated Funded Debt as at such quarter end to (b) EBITDA for the four consecutive fiscal quarters then ended to be greater than the ratio set forth opposite such fiscal quarter in the table below:



              Fiscal Quarters                       Ratio
              ---------------                       -----

     3rd FQtr '98, 4th FQtr '98, 1st FQtr '99,
        2nd FQtr '99                               4.00:1.0
     3rd FQtr '99                                  3.50:1.0
     4th FQtr '99 and each fiscal quarter          3.25:1.0
        ending thereafter

          The calculation of such ratio shall include, on a PRO FORMA basis and if and to the extent approved by the Majority Banks (which approval shall require, INTER ALIA, the Agent's and the Banks' receipt of audited financial statements for any Target acquired in accordance with ss.9.5.2(b), together with an unqualified audited opinion letter from Arthur Andersen LLP or another nationally recognized accounting firm satisfactory to the Agent and the Majority Banks, or which financial statements or opinion letter shall otherwise be satisfactory to the Agent and the Majority Banks), EBITDA for such period of any Target acquired in compliance with ss.9.5.2(b), regardless of whether such acquisition is by way of stock purchase, asset purchase or pooling of interests."

     ss.27. AMENDMENT OF ss.10.2 TO THE CREDIT AGREEMENT. Section 10.2 of the Credit Agreement is hereby deleted in its entirety, and the following new ss.10.2 is hereby substituted in lieu thereof:

          "10.2. EBIT TO INTEREST EXPENSE. (a) For the four consecutive fiscal quarters of the Borrower ended August 1, 1998, the Borrower will not permit the ratio of (a) EBIT for such fiscal quarters to (b) Consolidated Total Interest Expense for such fiscal quarters to be less than 3.0:1.0, and (b) thereafter, the Borrower will not, as at the end of any fiscal quarter of the Borrower set forth in the table below, permit the ratio of EBIT for such fiscal quarter to Consolidated Total Interest Expense for such fiscal quarter to be less than the ratio set forth opposite such fiscal quarter in the table below (with such requirement not to be in effect for any quarter prior to the second fiscal quarter, 1999):


           Fiscal Quarter                                      Ratio
           --------------                                      -----

     2nd FQtr '99                                             1.5:1.0
     3rd FQtr '99                                             1.9:1.0
     4th FQtr '99                                             2.2:1.0
     1st FQtr '00 and thereafter                              2.5:1.0"

     ss.28. AMENDMENT OF ss.10.4 OF THE CREDIT AGREEMENT. Section 10.4 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following new sentence:

          "The Borrower will not permit the Fixed Charge Coverage Ratio (a) for the four consecutive fiscal quarters of the Borrower ended August 1, 1998 to be less than 0.69:1.0; and (b) for any other period of four consecutive fiscal quarters of the Borrower commencing with the four consecutive fiscal quarters ending with the third fiscal quarter, 1999 of the Borrower (with such requirement not to be in effect for the four consecutive fiscal quarter period ending with the fourth fiscal quarter, 1998 or the first or second fiscal quarters, 1999), to be less than 1.10:1.00."

     ss.29. ADDITION OF ss.ss.10.5 AND 10.6 TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended by inserting, immediately after ss.10.4 of the Credit Agreement and immediately before ss.11 of the Credit Agreement, the following new ss.ss.10.5 and 10.6:

          "10.5. EBITDA TO INTEREST EXPENSE. The Borrower will not permit the ratio of EBITDA for any fiscal quarter ending in the table set forth below to Consolidated Total Interest Expense for such fiscal quarter to be less than the ratio set forth opposite such fiscal quarter in the table below (with such requirement not to be in effect for any fiscal quarter of the Borrower after the first fiscal quarter, 1999):

             Fiscal Quarter                                        Ratio
             --------------                                        -----

     3rd FQtr '98                                                 1.70:1.0
     4th FQtr '98                                                 2.70:1.0
     1st FQtr '99                                                 3.15:1.0"

          "10.6. CAPITAL EXPENDITURES. The Borrower will not make, or permit any of its Subsidiaries to make, Capital Expenditures in any fiscal quarter of the Borrower commencing with the third fiscal quarter, 1998 through and including its fourth fiscal quarter, 1999, that exceed, in the aggregate, $22,500,000 PLUS, in the case of the fourth fiscal quarter, 1998, and the first, second, third and fourth fiscal quarters, 1999, of the Borrower, fifty percent (50%) of any amount permitted to be, but not actually, utilized during the immediately preceding fiscal quarter."

     ss.30. ADDITION OF ss.12.5 TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended by inserting, immediately after ss.12.4 of the Credit Agreement and immediately before ss.13 of the Credit Agreement the following new ss.12.5:

          "ss.12.5. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with ss.8.4(h) and, if requested by the Agent, a Borrowing Base Report dated within five (5) days of the Drawdown Date of such Loan or of the date of issuance, extension or renewal of such Letter of Credit."

     ss.31. AMENDMENT OF ss.13.1 OF THE CREDIT AGREEMENT. Section 13.1 of the Credit Agreement is hereby amended by:

          (a) inserting, in subsection (b) thereof, immediately after the text "the Agent's Fee," and immediately before the text "or other sums due hereunder," the text "the usage fees,"

          (b) inserting, immediately before the semicolon (";") at the end of subsection (c) thereof the text: "or any of the covenants contained in any of the Security Documents".

          (c) deleting subsection (j) thereof in its entirety, and substituting the following new subsection (j) in lieu thereof:

               "(j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;"

          (d) amending subsection (m) thereof by inserting after the text "there shall occur" the text: "any material damage to, or loss, theft or destruction of, a substantial portion of the Collateral, whether or not insured or there shall occur";

          (e) deleting subsection (o) in its entirety and substituting in lieu thereof the following new subsection (o):

               "(o) the Borrower or any of the other Transaction Parties shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought or threatened against the Borrower or any of the other Transaction Parties, a punishment for which in any such case could include the forfeiture of any assets (which phrase shall not be deemed to include any payment of money damages in connection with a criminal action or a civil suit not related to any forfeiture action) of the Borrower or such other Transaction Party included in the Borrowing Base or any assets of the Borrower or such other Transaction Party not included in the Borrowing Base but having a fair market value in excess of $1,000,000;"

     ss.32. ADDITION OF ss.13.4 TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended by inserting, immediately after ss.ss.13.3 of the Credit Agreement and immediately before ss.14 of the Credit Agreement, the following new ss.13.4:

          "13.4 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that the Agent receives proceeds as contemplated by ss.2.11 or in the event that, following the occurrence and during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

               (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

               (b) Second, to all Swing Line Loans, in such order or preference as the Agent may determine;

               (c) Third, to all other Obligations in such order or preference as the Majority Banks may determine; PROVIDED, HOWEVER, that (i) distributions shall be made (A) PARI PASSU among Obligations with respect to the Agent's fees payable pursuant to ss.5.1 and all other Obligations (other than with respect to the Swing Line Loans) and (B) with respect to each type of Obligation owing to the Banks, such as interest, principal, fees and expenses, among the Banks PRO RATA, and
          (ii) the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

               (d) Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

               (e) Fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto."

     ss.33. AMENDMENT OF ss.15.1(c) OF THE CREDIT AGREEMENT. Section 15.1(c) of the Credit Agreement is hereby amended by inserting, at the end thereof, the following additional sentence:

          "Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent."

     ss.34. AMENDMENT OF ss.16 OF THE CREDIT AGREEMENT. Section 16 of the Credit Agreement is hereby amended by:

          (a) deleting the word "and" immediately before clause (f) thereof;

          (b) inserting, immediately before the period (".") at the end thereof, the following text:

               "and (g) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral".

     ss.35. AMENDMENT OF ss.17 OF THE CREDIT AGREEMENT. Section 17 of the Credit Agreement is hereby amended by:

          (a) deleting the word "or" in front of clause (c) thereof;

          (b) inserting, immediately before the proviso contend therein the following text:

               "or (d) the renewal or withdrawal of any provisional credits granted by the Agent upon the transfer of funds from lock box, bank agency or concentration accounts or in connection with the provisional honoring of checks or other items;".

     ss.36. REDUCTION OF TOTAL COMMITMENT PURSUANT TO SS.2.3 OF THE CREDIT AGREEMENT. The Borrower hereby notifies the Agent and the Banks of the exercise of its right pursuant to ss.2.3 of the Credit Agreement to reduce the Total Commitment by $100,000,000 to $300,000,000, effective as of the Effective Date (as hereinafter defined). In connection with such reduction, each of the Agent and the Majority Banks hereby waives the requirement of ss.2.3 of the Credit Agreement that the Borrower give seven (7) Business Days prior written notice to the Agent of its intention to reduce the Total Commitment, and hereby agrees that this Amendment shall constitute the notice from the Agent to the Banks of such reduction required by ss.2.3 of the Credit Agreement. The Borrower hereby agrees to pay to the Agent, for the respective accounts of the Banks, on the Effective Date, the full amount of any commitment fee accrued on the amount of such reduction of the Total Commitment.

     ss.37. REPLACEMENT OF SCHEDULES 1 AND 7.3 AND EXHIBIT C TO THE CREDIT AGREEMENT; ADDITION OF SCHEDULES 7.6, 7.21, 7.22 AND 8.19 AND EXHIBIT F; REVISION OF SCHEDULES 9.1 AND 9.2. SCHEDULES 1 and 7.3 and EXHIBIT C to the Credit Agreement are hereby deleted in their entirety, and SCHEDULES 1 and 7.3 and EXHIBIT C attached hereto are hereby respectively substituted in lieu thereof. SCHEDULES 7.6, 7.21, 7.22 and 8.19 and EXHIBIT F attached hereto are hereby respectively added as schedules and exhibits to the Credit Agreement. SCHEDULE 9.1 to the Credit Agreement is hereby amended by supplementing the reference to the "Bank Line of Credit" of Hadco Malaysia to permit Indebtedness under such Bank Line of Credit in an aggregate amount not to exceed $5,000,000 or the equivalent thereof in other applicable currencies at any time. SCHEDULE 9.1 and SCHEDULE 9.2 to the Credit Agreement are hereby amended by adding thereto the two items listed on SCHEDULE 7.3 hereto under the heading "Additions since Balance Sheet Date of October 25, 1997".

     ss.38. CONDITIONS TO EFFECTIVENESS. This Amendment shall be deemed to be effective as of September 14, 1998 (the "Effective Date") (PROVIDED, HOWEVER, that ss.ss.27 and 28 shall be deemed to be effective as of July 30, 1998), upon the Agent's receipt of the following, each in form and substance satisfactory to the Agent:

          (a) facsimile copies of original counterparts (to be followed promptly by original counterparts) or original counterparts of (i) this Amendment, duly executed by each of the Borrower, the Guarantors, the Agent and the Majority Banks, and (ii) each of the Security Documents (as defined in the Credit Agreement, as amended hereby), each duly executed by the Borrower and/or each Guarantor party thereto;

          (b) payment to the Agent in cash, for the account of each Bank, (i) an amendment fee of $375,000, $187,500 of which has already been paid and distributed to the Banks and (ii) the amount of the commitment fee accrued on the $100,000,000 reduction of the Total Commitment pursuant to ss.36;

          (c) a duly executed Secretary's certificate of the Secretary or Assistant Secretary of the Borrower and each Guarantor certifying (and where applicable, attaching copies of) the Borrower's or such Guarantor's
     (i) Charter documents; (ii) By-laws; (iii) resolutions of its Board of Directors authorizing the transactions contemplated hereby; and (iv) the incumbency of officers entitled to sign this Amendment and the Security Documents on behalf of the Borrower or such Guarantor, as the case may be;

          (d) good standing certificates for each of the Borrower and the Guarantors from its jurisdiction of incorporation and from each jurisdiction in which such entity has qualified to do business as a foreign corporation;

          (e) favorable legal opinions from Hamilton & Dahmen, LLP and New York local counsel;

          (f) duly executed UCC-1 financing statements showing the Borrower and/or the Guarantor as debtors in each such jurisdiction;

          (g) stock certificates and duly executed blank stock powers with respect to all shares of capital stock pledged pursuant to any of the Stock Pledge Agreements other than those stock certificates and stock powers referenced in ss.ss.8-10 of SCHEDULE 8.19 hereto;

          (h) intentionally omitted;

          (i) an initial Borrowing Base Report;

          (j) an initial Accounts Receivable aging report;

          (k) a duly executed Perfection Certificate (as defined in the Security Agreement) from each of the Borrower and each Guarantor; and

          (l) such other documents, agreements and items as the Agent may require, including, without limitation, execution and delivery, together with performance of the agreements and delivery of the items specified therein, of a fee letter satisfactory in form and substance to the Agent, duly executed by the Agent and the Borrower.

     ss.39. REPRESENTATIONS AND WARRANTIES; NO DEFAULT; AUTHORIZATION. Each of the Borrower and the Guarantors hereby represents and warrants to each of the Agent and the Banks as follows:

          (a) Each of the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement, the other Loan Documents or this Amendment was true as of the date as of which it was made, and no Default or Event of Default has occurred and is continuing as of the date of this Amendment or would occur after giving effect to the transactions contemplated by this Amendment; and

          (b) This Amendment has been duly authorized, executed and delivered by the Borrower and each of the Guarantors, and shall be in full force and effect upon the satisfaction of the conditions set forth in ss.38 hereof, and the agreements of the Borrower and each of the Guarantors contained herein, in the Credit Agreement as herein amended, or in the other Loan Documents respectively, constitute the legal, valid and binding obligations of the Borrower and each of the Guarantors party hereto or thereto, enforceable against the Borrower or such Guarantor, in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     ss.40. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. All references in the Credit Agreement or such other Loan Documents or in any related agreement or instrument to the Credit Agreement or such other Loan Documents shall hereafter refer to such agreements as amended hereby, pursuant to the provisions of the Credit Agreement.

     ss.41. NO PRESENT CLAIMS. In order to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the rights, interests, contracts, collateral security or remedies of the Agent or any of the Banks, each of the Borrower and the Guarantors hereby acknowledges and agrees that: (i) neither it nor any of the other Transaction Parties has any claim or cause of action against the Agent, any of the Banks or any of their directors, officers, employees or agents; (ii) neither it nor any of the other Transaction Parties has any offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to the Agent and/or the Banks, including, without limitation, the Obligations; and (iii) each of the Agent and the Banks has heretofore properly performed and satisfied in a timely manner all of its obligations to each of the Borrower and the other Transaction Parties.

     ss.42. EXPENSES. Without limiting the expense reimbursement requirements set forth in ss.16 of the Credit Agreement, the Borrower agrees to pay on demand all costs and expenses, including reasonable attorneys' fees, of the Agent incurred in connection with this Amendment.

     ss.43. NO IMPLIED WAIVER, ETC. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any of the Obligations, any other obligations of the Borrower or any of the Transaction Parties or any right of the Agent or the Banks consequent thereon. The waivers and consents provided herein are limited strictly to their terms. Neither the Agent nor any of the Banks shall have any obligation to issue any further waiver or consent with respect to the subject matter hereof or any other matter.

     ss.44. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     ss.45. GOVERNING LAW. THIS AMENDMENT SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CHOICE OR CONFLICTS OF LAWS).

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.


                                HADCO CORPORATION



                                By:  /s/ Timothy P. Losik
                                     -------------------------------------------
                                     Name: Timothy P. Losik
                                     Title: Senior VP, CFO, Treasurer

                                BANKBOSTON, N.A., individually and as Agent



                                By:  /s/ Jeffrey G. Millman
                                     -------------------------------------------
                                     Name: Jeffrey G. Millman
                                     Title:  Vice President


                                ABN AMRO BANK N.V.



                                By:  /s/ Bruce W. Swords / Dave A. Carroll
                                     -------------------------------------------
                                     Name: Bruce W. Swords   Dave A. Carroll
                                     Title: Vice President      Officer

                                THE BANK OF TOKYO - MITSUBISHI TRUST COMPANY



                                By:  /s/ Jim Brown
                                     -------------------------------------------
                                     Name: Jim Brown
                                     Title: Vice President

                                THE FIRST NATIONAL BANK OF CHICAGO



                                By:  /s/ Robert McMillan
                                     -------------------------------------------
                                     Name: Robert McMillan
                                     Title: Corporate Banking Officer

                                KEYBANK NATIONAL ASSOCIATION.


                                By:  /s/ Lawrence A. Mack
                                     -------------------------------------------
                                     Name: Lawrence A. Mack
                                     Title: Senior Vice President


                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION


                                By:  /s/ Brian K. Chin
                                     -------------------------------------------
                                     Name: Brian K. Chin
                                     Title: Vice President


                                THE BANK OF NOVA SCOTIA


                                By:  /s/ Terrence M. Pitcher
                                     -------------------------------------------
                                     Name: Terrence M. Pitcher
                                     Title: Vice President


                                THE FUJI BANK, LIMITED


                                By:  /s/ Teiji Teramoto
                                     -------------------------------------------
                                     Name: Teiji Teramoto
                                     Title: Vice President & Manager


                                SUNTRUST BANK, ATLANTA


                                By:  /s/ Melissa Swint
                                     -------------------------------------------
                                     Name: Melissa Swint
                                     Title: Operations Officer

                                By:  /s/ W. David Wisdom
                                     -------------------------------------------
                                     Name: W. David Wisdom
                                     Title: Group Vice President


                                THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                FIRST UNION NATIONAL BANK,
                                successor by merger to CORESTATES BANK, N.A.



                                By:  /s/ Robert A. Brown
                                     -------------------------------------------
                                     Name: Robert A. Brown
                                     Title: Vice President

                                STATE STREET BANK AND TRUST COMPANY



                                By:  /s/ Bruce S. Daniels
                                     -------------------------------------------
                                     Name: Bruce S. Daniels
                                     Title: Vice President

                                MELLON BANK, N.A.



                                By:  /s/ R. Jane Westrich
                                     -------------------------------------------
                                     Name: R. Jane Westrich
                                     Title: Vice President

                                THE SANWA BANK, LIMITED



                                By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                USTRUST



                                By:  /s/ Daniel G. Eastman
                                     -------------------------------------------
                                     Name: Daniel G. Eastman
                                     Title: Vice President

Each of the undersigned hereby acknowledges the foregoing Amendment as of the Effective Date and agrees that its obligations under the Guaranty to which it is a party will extend to the Agreement, as so amended, and the other Loan Documents, as so amended.


                                      HADCO SANTA CLARA, INC.



                                      By: /s/ Timothy P. Losik
                                         --------------------------------------
                                         Title: Senior VP, CFO, Treasurer


                                      HADCO PHOENIX, INC.


                                      By: /s/ Timothy P. Losik
                                         --------------------------------------
                                         Title: Senior VP, Treasurer


                                      CCIR OF CALIFORNIA CORP.


                                      By: /s/ Timothy P. Losik
                                         --------------------------------------
                                         Title: CFO, Treasurer


                                      CCIR OF TEXAS CORP.


                                      By: /s/ Timothy P. Losik
                                         --------------------------------------
                                         Title: CFO, Treasurer